Exhibit (p)(1)

Code of Ethics

PIMCO Funds

PIMCO Variable Insurance Trust

PIMCO ETF Trust

PIMCO Equity Series

PIMCO Equity Series VIT

Pacific Investment Management Company LLC (“PIMCO”), the investment adviser and administrator to the PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT (each a “Fund”), has adopted a Code of Ethics that applies to any officer, director, or employee of PIMCO. The following Code of Ethics (the “Code”) is adopted by each Fund pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the “Act”). This Code is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined in this Code) of each Fund reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. This Code incorporates the PIMCO Code of Ethics with respect to any officer, employee, or director of PIMCO who may be an “access person” or “advisory person” of each Fund, as defined in the Rule.

I.	Definitions

(A)     “Access person” means any director, trustee, officer, general partner, or advisory person (as defined in this Code) of a Fund or PIMCO. However, the term “access person,” as contained herein, shall not include any trustee (“Trustee”) or officer of the Fund or any other access person of the Fund who is subject to the Code of Ethics adopted by PIMCO. PIMCO has represented to the Trustees of each Fund that the Code of Ethics adopted by PIMCO covers all of the officers of the Fund and any other access persons of the Fund, with the exception of the Trustees who are not “interested persons” of the Fund within the meaning of Section 2(a)(19) of the Act.

(B)     “Advisory person” means (1) any director, trustee, officer, general partner or employee of a Fund or PIMCO (or of any company in a control relationship to the Fund or PIMCO), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Fund or PIMCO who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

(C)     A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(D)     A security is “being purchased or sold” by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

Code of Ethics

(E)     “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(F)     “Control” has the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

(G)     A “security held or to be acquired” by a Fund means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or PIMCO for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in Section I (K) of this Code.

(H)     An “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

(I)     “Investment personnel” means: (1) any employee of a Fund or PIMCO (or of any company in a control relationship to the Fund or PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (2) any natural person who controls the Fund or PIMCO and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(J)     A “limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

(K)     “Security” has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies (excluding exchange traded funds other than series of the PIMCO ETF Trust), or such other securities as may be excepted under the provisions of Rule 17j-1 (such securities, “excluded securities”). Exchange traded funds, whether registered as open-end investment companies or unit investment trusts, are deemed to be Securities, provided that series of the PIMCO ETF Trust shall not be deemed to be Securities.

(L)     “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

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II.	Prohibited Purchases and Sales

(A)     No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a Fund:

(1)     employ any device, scheme or artifice to defraud the Fund;

(2)     make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)     engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

(4)     engage in any manipulative practice with respect to the Fund.

(B)     In this connection, it shall be impermissible for any access person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows at the time of such purchase or sale:

(1)     is being considered for purchase or sale by a Fund, or

(2)     is being purchased or sold by a Fund.

This prohibition shall apply to a transaction if it occurs within 15 days prior to or after either:

(1)     the purchase or sale of such security by a Fund; or

(2)     the consideration of such purchase or sale by a Fund or PIMCO.

(C)     With respect to investment personnel not subject to the PIMCO Code of Ethics, no such investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Chief Compliance Officer (“CCO”) of the Fund (or his or her delegate), as appropriate, has authorized the transaction in advance. All other investment personnel are subject to the PIMCO Code of Ethics, which contains substantively equivalent provisions concerning initial public offerings and limited offerings.

(D)     Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the CCO of the Fund (or his or her delegate), or both, as appropriate, prior to proceeding with the transaction.

III.	Exempted Transactions

The prohibitions of Section II of this Code shall not apply to the following transactions by access persons:

Code of Ethics

(1)     Purchases or sales of securities over which the access person has no direct or indirect influence or control;

(2)     Purchases or sales of securities which are not eligible for purchase or sale by a Fund;

(3)     Purchases or sales of securities which are non-volitional on the part of either the access person or a Fund;

(4)     Purchases of securities which are part of an Automatic Investment Plan;

(5)     Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; and

(6)     Transactions which appear to the CCO of the Fund (or his or her delegate), as appropriate, to present no reasonable likelihood of harm to the Fund, which are otherwise in accordance with Rule 17j-1, and which the CCO of the Fund (or his or her delegate), as appropriate, has authorized in advance.

IV.	Reporting

(A)     Every access person shall file with the Fund reports containing the information described in Sections IV(B), (C) and (D) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (regardless of whether such transaction is listed in Section III (1) through (6)), provided, however, that such access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influences or control; provided, further, that if such access person is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act (“Independent Trustees”), and would be required to make such a report solely by reason of being a Trustee of the Fund, such Trustee is not required to file a report under this Section IV, except that, where such Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Trustee, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or PIMCO, such Trustee must file a Quarterly Transaction Report under Section IV(C). PIMCO does not intend to provide any information to the Independent Trustees in the ordinary course about Fund transactions occurring within the 15 day period immediately preceding or after a transaction by a Trustee, and as such, Quarterly Transaction Reports will typically not be required to be filed by Independent Trustees.

(B)     Initial Holding Reports. No later than ten (10) days after a person becomes an access person, the person shall file a report containing the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an access person):

Code of Ethics

(1)     The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(2)     The name of any broker, dealer or bank with whom the access person maintained an account in which any securities (including excluded securities) were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(3)     The date that the report is submitted by the access person.

(C)     Quarterly Reports. Transaction Report. No later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, every access person shall file a report containing the following information:

(1)     The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each security involved;

(2)     The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Section III (2) through (6), or exception to Section II(C) which is relied upon;

(3)     The price at which the transaction was effected;

(4)     The name of the broker, dealer or bank with or through whom the transaction was effected; and

(5)     The date that the report is submitted by the access person.

Account Report. With respect to any account established by an access person in which any securities (including excluded securities) were held during the quarter for the direct or indirect benefit of the access person, the access person shall file a report containing the following information:

(1)     The name of the broker, dealer or bank with whom the access person established the account;

(2)     The date the account was established; and

(3)     The date that the report is submitted by the access person.

Automatic Investment Plans. An access person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.

Code of Ethics

(D)     Annual Holdings Reports. Annually, every access person shall file a report containing the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(1)     The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

(2)     The name of any broker, dealer or bank with whom the access person maintains an account in which any securities (including excluded securities) are held for the direct or indirect benefit of the access person; and

(3)     The date that the report is submitted by the access person.

(E)     Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of Section II(A) hereof.

(F)     If any access person is required to file reports of all his or her securities transactions on a current basis with the CCO of a Fund (or his or her delegate), and such reports contain the information required by Section IV (C), such reports shall be deemed to be sufficient for purposes of Section IV(C) of this Code and no separate report shall be required.

V.	Review, Enforcement and Compliance

(A)     Review

(1)     The CCO of each Fund (or his or her delegate) shall from time to time review the reported personal securities transactions of the Trustees who are not “interested persons” of the Fund to determine whether any transaction (“Reviewable Transactions”) listed in Section II may have occurred.1

(2)     If the CCO of the Fund (or his or her delegate) determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the CCO of the Fund (or his or her delegate) shall give such person an opportunity to supply additional information regarding the transaction in question.

(B)     Enforcement

(1)     If the CCO of a Fund (or his or her delegate) determines that a violation of

[1]	The CCO of PIMCO reviews the personal trading activity of access persons subject to the PIMCO Code of Ethics on a quarterly basis.

Code of Ethics

this Code may have occurred, he or she shall take such steps as he or she deems appropriate under the circumstances, including, if appropriate, notification of the Trustees of the Fund. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

(2)     No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself/herself. If, for example, a securities transaction of the CCO of a Fund is under consideration, a Trustee of the Fund designated for the purpose by the Trustees of the Fund shall act in all respects in the manner prescribed herein for the CCO.

(C)     Compliance

(1)     The CCO of each Fund (or his or her delegate) shall identify all access persons required to make reports under this Code and inform them of their reporting obligation.

(2)     Each access person shall be required to sign an acknowledgement that such person has read and understands this Code. A form for this purpose is attached to this Code as Appendix I.

(3)     Each access person shall be required to certify annually that such person has complied with the requirements of this Code during the prior year, and that such person has disclosed, reported, or caused to be reported all transactions during the prior year in securities of which such person had or acquired beneficial ownership. A form for this purpose is attached to this Code as Appendix II.

(4)     No less frequently than annually, each Fund shall furnish to the Fund’s Board of Trustees, and the Board must consider, a written report that:

(i)     Describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(ii)     Certifies that the Fund has adopted procedures reasonably necessary to prevent access person from violating the Code. A form for this purpose is attached to this Code as Appendices III and IV.

VI.	Records

Each Fund shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission (“SEC”).

(1)     A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

Code of Ethics

(2)     A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)     A copy of each report made pursuant to this Code by an access person, including any information provided under Section IV(F) in lieu of the reports under Section IV(C), shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(4)     A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

(5)     A copy of each report required by Section V(C)(4) of the Code shall be preserved by the Fund for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(6)     The Fund shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section II(C) of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

VII.	Confidentiality

All reports of securities transactions and any other information filed with a Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.

VIII.	Amendment: Interpretation of Provisions

The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

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History of Amendments

PIMCO Funds

PIMCO Variable Insurance Trust

PIMCO ETF Trust

Adopted: September 29, 2004

Effective: October 5, 2004

Amended: November 16, 2004

Effective: February 1, 2005

Amended: August 16, 2005

Effective: August 16, 2005

Amended: February 28, 2006

Effective: February 28, 2006

Amended: February 24, 2009

Effective: February 24, 2009

Amended: May 19, 2009

Effective: May 19, 2009

Amended: May 25, 2010

Effective: May 25, 2010

Amended: March 1, 2011

Effective: March 1, 2011

Amended: November 5, 2013

Effective: November 5, 2013

PIMCO Equity Series

PIMCO Equity Series VIT

Adopted: March 30, 2010

Effective: March 30, 2010

Amended: May 25, 2010

Effective: May 25, 2010

Amended: March 1, 2011

Effective: March 1, 2011

Amended: November 7, 2013

Effective: November 7, 2013

Exhibit (p)(1)

Appendix I

ACKNOWLEDGMENT CERTIFICATION

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

PIMCO ETF TRUST

PIMCO EQUITY SERIES

PIMCO EQUITY SERIES VIT

I hereby certify that I have read and understand the attached Code of Ethics. Pursuant to such Code, I have recognized that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Appendix II

ANNUAL CERTIFICATION OF COMPLIANCE

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

PIMCO ETF TRUST

PIMCO EQUITY SERIES

PIMCO EQUITY SERIES VIT

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31,         . Pursuant to such Code, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

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Appendix III

ANNUAL CERTIFICATION

PIMCO EQUITY SERIES

PIMCO EQUITY SERIES VIT

I, the undersigned, hereby certify on behalf of PIMCO Equity Series and PIMCO Equity Series VIT (each a “Fund”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V(C)(4)(ii) of the Fund’s Code of Ethics (the “Code”), that each Fund has adopted procedures that are reasonably necessary to prevent access persons from violating the Code.

Date:
Fund CCO

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Appendix IV

ANNUAL CERTIFICATION

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

PIMCO ETF TRUST

I, the undersigned, hereby certify on behalf of PIMCO Funds, PIMCO Variable Insurance Trust and PIMCO ETF Trust (each a “Fund”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V(C)(4)(ii) of the Fund’s Code of Ethics (the “Code”), that each Fund has adopted procedures that are reasonably necessary to prevent access persons from violating the Code.

Date:
Fund CCO

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